THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about what action to take in connection with the Offer, you should immediately consult your stockbroker, bank manager, attorney or accountant or an independent financial advisor authorized under the United Kingdom Financial Services Act 1986.

If you have sold or otherwise transferred any or all of your Unionamerica ADSs, please forward this document with the accompanying Prospectus, Letter of Transmittal, reply-paid envelope and other enclosures as soon as possible to the purchaser or other transferee, or to the agent through whom the sale or transfer was effected for transmission to the purchaser or other transferee. However, such documents should not be forwarded to or transmitted in or into Australia or Japan or to a resident of Australia or Japan.

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
      OFFER TO EXCHANGE EACH OF THE OUTSTANDING AMERICAN DEPOSITARY SHARES
                 EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS AND
                          REPRESENTING ORDINARY SHARES
                                       OF
                           UNIONAMERICA HOLDINGS PLC
                       FOR 0.836 SHARES OF COMMON STOCK,
                         PAR VALUE $0.10 PER SHARE, OF
                              MMI COMPANIES, INC.

    THE FOLLOWING PROCEDURES ARE AVAILABLE TO HOLDERS OF AMERICAN DEPOSITARY SHARES, EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS, EACH REPRESENTING ONE ORDINARY SHARE, NOMINAL VALUE $0.0448 PER SHARE (THE "UNIONAMERICA ADSS"), OF UNIONAMERICA HOLDINGS PLC, A CORPORATION REGISTERED IN ENGLAND AND WALES UNDER THE COMPANIES ACT 1985 OF GREAT BRITAIN, AS AMENDED, WITH REGISTERED NUMBER 2822469 ("UNIONAMERICA").

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined in the Offer to Exchange/Prospectus, dated November 5, 1997 (the "Prospectus")) by MMI Companies, Inc., a Delaware corporation ("MMI"), for Unionamerica ADSs, all as described in the Prospectus if (i) American Depositary Receipts evidencing Unionamerica ADSs (the "Unionamerica ADRs") are not immediately available, (ii) time will not permit documents to reach ChaseMellon Shareholder Services L.L.C., as Exchange Agent (the "Exchange Agent"), prior to the Expiration Date (as defined in Appendix G to the Prospectus--"Key Definitions"), or (iii) if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand or mail to the Exchange Agent and must include a guarantee by an Eligible Institution (as defined in the Prospectus). See "THE OFFER--Procedures for Tendering Unionamerica ADSs--Guaranteed Delivery Procedures" of the Prospectus. Capitalized terms and certain other terms used in this Notice of Guaranteed Delivery and not otherwise defined herein shall have the respective meanings assigned to them in the Prospectus.

                      THE EXCHANGE AGENT FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES L.L.C.

         BY MAIL:                    BY COURIER:               BY HAND DELIVERY:
       P.O. Box 3301             85 Challenger Road         ChaseMellon Shareholder
                                                                    Services
   Attn: Reorganization         Attn: Reorganization        120 Broadway, 13th Floor
        Department                   Department
South Hackensack, NJ 07606    Ridgefield Park, NJ 07660        New York, NY 10271

    Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instruction thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    Unionamerica ADSs may not be tendered pursuant to the Guaranteed Delivery Procedures.

Ladies and Gentlemen:

    The undersigned hereby tenders to MMI, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Unionamerica ADSs specified below pursuant to the guaranteed delivery procedures described in "THE OFFER--Procedures for Tendering Unionamerica ADSs--Guaranteed Delivery Procedures" of the Prospectus.

    The undersigned understands and agrees that the receipt of a Notice of Guaranteed Delivery will not be treated as a valid acceptance for the purpose of satisfying the requirement of the City Code (contained in the Minimum Acceptance Condition) that MMI shall have acquired or agreed to acquire, directly or indirectly, pursuant to the Offer or otherwise, Unionamerica Securities carrying in aggregate more than 50% of the voting rights currently exercisable at general meetings of Unionamerica. To be counted towards satisfaction of the requirement, the Unionamerica ADRs evidencing such Unionamerica ADSs must be received by the Exchange Agent or, if applicable, timely confirmation of a book-entry transfer of such Unionamerica ADSs into the Exchange Agent's account at a Book-Entry Transfer Facility must be received by the Exchange Agent together with a duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a Book-Entry Transfer, an Agent's Message) and any other required documents.

Number of Unionamerica ADSs:                  -------------------------------------------

-------------------------------------------   -------------------------------------------
                                                    Signature(s) of Record Holder(s)

Unionamerica ADR Nos.
  for Unionamerica ADSs
  (if available):

-------------------------------------------   Dated: ------------------------, 1997

Check one box if Unionamerica ADSs            Name(s) of Record Holder(s):
  will be delivered by book-entry transfer:

/ / The Depository Trust Company              -------------------------------------------

/ / ChaseMellon Shareholder Services L.L.C.

Account Number: -------------------           -------------------------------------------
                                                         (Please Type or Print)

                                              -------------------------------------------
                                                               (Address)

                                              -------------------------------------------
                                                            (Zip/Post Code)

                                              -------------------------------------------
                                                     (Area Code and Telephone No.)

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a financial institution that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the New York Stock Exchange Medallion Program, guarantees to deliver to the Exchange Agent, at its address set forth above, Unionamerica ADRs tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Unionamerica ADSs into the Exchange Agent's account at The Depository Trust Company or ChaseMellon Shareholder Services L.L.C., in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.

-------------------------------------------   -------------------------------------------
               (Name of Firm)                            (Authorized Signature)

-------------------------------------------   -------------------------------------------
                 (Address)                                      (Title)

-------------------------------------------     Name: ---------------------------------
              (Zip/Post Code)                            (Please Type or Print)

-------------------------------------------   Dated: ------------------------, 1997
       (Area Code and Telephone No.)

                   DO NOT SEND CERTIFICATES WITH THIS NOTICE.
                   UNIONAMERICA ADRS SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.